As filed with the Securities and Exchange Commission on December 07, 2005
                                                  Registration No. 333-126514

               U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.

                              FORM SB-2
                   (Post-effective Amendment No. 5)

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     BAROSSA COFFEE COMPANY, INC.
            (Name of small business issuer in its charter)

          Nevada                     5810                      20-2641871
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


         311 S. State, Suite 460, Salt Lake City, Utah 84111
                            (801) 364-9262
(Address and telephone number of principal executive offices and place of business)


                              Adam Gatto
         311 S. State, Suite 460, Salt Lake City, Utah 84111
                            (801) 364-9262
      (Name, address and telephone number of agent for service)


                              Copies to:
                   Thomas G. Kimble & Van L. Butler
                    THOMAS G. KIMBLE & ASSOCIATES
                     311 South State Street, #440
                      Salt Lake City, Utah 84111
                            (801) 531-0066


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                   CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount to be Proposed Maximum    Proposed Maximum Amount
of Securities to be  Registered   Offering Price/Unit Aggregate Price  of fee
Registered

Common stock $.001     400,000         $0.25          $ 100,000       $ 11.77
par value,                                                            _______
     TOTALS                                                           $ 11.77
                                                                      =======

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                            400,000 SHARES
                     BAROSSA COFFEE COMPANY, INC.
                             COMMON STOCK

     This is a Post-effective Amendment to the initial public offering of shares of common stock of Barossa Coffee Company, Inc. We offered, on a "best efforts minimum/maximum" basis, up to 400,000 shares of $.001 par value common stock, at a price of $0.25 per share, and sold 298,000 shares of common stock, without any underwriting discounts, commissions or other underwriting arrangements. 102,000 shares were left unsold upon conclusion of the offering. The offering closed November 30, 2005, and raised gross proceeds of $74,500. This post-effective amendment is filed solely to remove from registration any of the securities that remain unsold at the end of the offering, pursuant to the undertaking to file a post-effective amendment to the Registration Statement for that purpose.





  The date of this supplement to the prospectus is December 6, 2005

                              SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the
City of   Salt Lake    , State of  Utah  , on   December 6, 2005    .

Barossa Coffee Company, Inc.

By:         /s/  Adam Gatto
     Adam Gatto, President (Chief Executive/Financial Officer)


In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature:      /s/  Adam Gatto              Date:   December 6, 2005
             Adam Gatto, Director


Signature:                                   Date:
             Jason Briggs, Director